Exhibit 99.1

Motricity Announces Commencement of Rights Offering

Bellevue, WA – July 24, 2012 – Motricity, Inc. (Nasdaq: MOTR) today announced that it has commenced its previously announced rights offering (the “Rights Offering”). Motricity distributed to holders of its common stock at the close of business on July 23, 2012 one transferable subscription right (the “Rights”) for every one share of common stock owned as of that date. Each subscription right, subject to certain limitations, entitles the holder thereof to subscribe for a unit, at a subscription price of $0.65 per unit, consisting of 0.02599 shares of 12% Redeemable Series J preferred stock and 0.30861 warrants to purchase a share of common stock, as well as an over-subscription privilege. If the rights offering is fully subscribed, Motricity anticipates receiving approximately $28 million in net proceeds. Motricity must use a portion of the proceeds to repay any amounts outstanding under its revolving loan facility from High River Limited Partnership, which could be up to $5 million. No amounts are currently outstanding under the revolving loan facility.

Motricity expects the Rights to begin trading on the NASDAQ Global Select Market on or about July 25, 2012 under the symbol “MOTRR” until August 16, 2012, unless the rights offering is extended. Any Rights that are not exercised on or before August 17, 2012, unless the rights offering is extended, will expire and have no further value.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission.

Prior to the expiration of the rights offering, we plan to announce our financial results for the second quarter of 2012.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Motricity

Motricity (Nasdaq:MOTR) empowers mobile operators, brands and advertising agencies to maximize the reach and economic potential of the mobile ecosystem through the delivery of relevance-driven merchandising, marketing and advertising solutions. Motricity leverages advanced predictive analytics capabilities to deliver the right content, to the right person at the right time. Motricity provides their entire suite of mobile data service solutions through one, integrated, highly scalable managed service platform. Motricity’s unique combination of technology, expertise and go-to-market approach delivers return-on-investment for our mobile operator, brand and advertising agency customers. For more information, visit www.motricity.com or follow @motricity on Twitter.

Safe Harbor and Forward-Looking Statements

Statements made in this release and related statements that express Motricity’s or its management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements related to whether and when the Rights will be listed on the Nasdaq Global Select Market, whether we will be successful in raising any capital in the Rights Offering and what proceeds we will receive in the Rights Offering. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change and other uncertainties are described more fully in our filings with the Securities and Exchange Commission.

Investor and Media Contact:

Alex Wellins

The Blueshirt Group

(415) 217-5861

alex@blueshirtgroup.com